Exhibit 99(d)(2)

                     Auction Market Preferred Stock, Series

NUMBER 1                                                                  SHARES

              PREFERRED AND CORPORATE INCOME STRATEGIES FUND, INC.

INCORPORATED UNDER THE LAWS                                  SEE REVERSE FOR
OF THE STATE OF MARYLAND                                     CERTAIN DEFINITIONS

THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NY                         CUSIP #

THIS CERTIFIES THAT

                                   CEDE & CO.

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF AUCTION MARKET PREFERRED STOCK, PAR VALUE $.10 PER SHARE, LIQUIDATION PREFERENCE $25,000 PER SHARE PLUS AN AMOUNT EQUAL TO ACCUMULATED BUT UNPAID DIVIDENDS THEREON (WHETHER OR NOT EARNED OR DECLARED) OF

              PREFERRED AND CORPORATE INCOME STRATEGIES FUND, INC.

TRANSFERABLE ON THE BOOKS OF SAID CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR.

IN WITNESS WHEREOF, PREFERRED AND CORPORATE INCOME STRATEGIES FUND, INC. HAS CAUSED ITS CORPORATE SEAL TO BE HERETO AFFIXED AND THIS CERTIFICATE TO BE EXECUTED IN ITS NAME AND BEHALF BY ITS DULY AUTHORIZED OFFICERS.

Dated:                    , 2003

Countersigned and Registered:

THE BANK OF NEW YORK                                             (seal)
(New York)  Transfer Agent                   -------------------------------
                                                     Vice President

By:
   ------------------------------            -------------------------------
         Authorized Signature                           Secretary

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE TRANSFER OF THE SHARES OF AUCTION MARKET PREFERRED STOCK REPRESENTED HEREBY IS SUBJECT TO THE RESTRICTIONS CONTAINED IN THE CORPORATION'S CHARTER. THE CORPORATION WILL FURNISH INFORMATION ABOUT SUCH RESTRICTIONS TO ANY STOCKHOLDER, WITHOUT CHARGE, UPON REQUEST TO THE SECRETARY OF THE CORPORATION.

              PREFERRED AND CORPORATE INCOME STRATEGIES FUND, INC.

      A full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of each class and series of stock which the Corporation is authorized to issue and the differences in the relative rights and preferences between the shares of each class and series to the extent that they have been set, and the authority of the Board of Directors to set the relative rights and preferences of subsequent classes and series, will be furnished by the Corporation to any stockholder, without charge, upon request to the Secretary of the Corporation at its principal office.

      The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common                UNIF GIFT MIN ACT--__Custodian
                                                                  (Cust) (Minor)
TEN ENT--as tenants by the entireties
JT TEN--as joint tenants with right            under Uniform Gifts to Minors Act
        of survivorship and not as tenants                               (State)
        in common

      Additional abbreviations also may be used though not in the above list.

      For value received, _______________________ hereby sell, assign and transfer unto
________________________________________________________________________

      Please insert social securities or other identifying number of assignee
________________________________________________________________________
________________________________________________________________________


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

________________________________________________________________________________
(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

________________________________________________________________________________

________________________________________________________________________________

______________________________________________________________________ shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________________________________________
Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated: _________________________

                          _____________________________________________________
                  NOTICE: The Signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatsoever.


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